UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________________
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 29, 2024
TRI-STATE GENERATION AND
TRANSMISSION ASSOCIATION, INC.
(Exact name of Registrant as specified in its charter)

Colorado		333-212006	84-0464189
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

1100 W. 116th Avenue
Westminster	,	Colorado	80234
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (303) 452-6111
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in our Current Report on Form 8-K, dated January 16, 2024, Barry Ingold, our Chief Operating Officer, informed us that he intends to retire in June 2024 after more than 20 years of service to us. In preparation for Mr. Ingold's retirement, we have divided the Chief Operating Officer role into two positions: Senior Vice President of Operations and Senior Vice President of Energy Management.

On March 29, 2024, we appointed Chris Pink, age 52, as our Senior Vice President of Operations. Mr. Pink will begin serving in that capacity on April 7, 2024. Mr. Pink has been an employee of ours for more than 15 years, most recently as Vice President of Engineering and Construction. As Vice President of Engineering and Construction, he led all our engineering and construction functions. The areas of responsibility included generation engineering, civil engineering, electrical engineering, CAD systems, construction and program management, member system planning, remediation and reclamation, generation performance, and research and development.

On March 29, 2024, we appointed Lisa Tiffin, age 55, as our Senior Vice President of Energy Management. Ms. Tiffin will begin serving in that capacity on April 7, 2024. Ms. Tiffin has been an employee of ours for more than 9 years, most recently as Vice President of Planning and Analytics. Her responsibilities as Vice President of Planning and Analytics included management and development of energy management intermediate and long-term financial forecast and budget data as an input to our overall financial forecast and budgeting processes. Her area of responsibilities also included regulatory processes and filings pertaining to resource acquisition.

We compensate these Senior Vice Presidents and other executive officers through use of a total rewards package that includes base salary and benefits. Both Mr. Pink and Ms. Tiffin will receive the same pension plan, 401(k) plan, health and welfare benefit plans and sick time as all other executive officers hired before May 1, 2021. In addition to these benefits, both Mr. Pink and Ms. Tiffin, as an executive officer, will receive either a company vehicle for both business and personal use or a monthly auto allowance, at their choice. They will accrue vacation at the rate of six weeks per year. Mr. Pink’s and Ms. Tiffin’s base salary will each be $450,000 per year.

There are no arrangements or understandings between these individuals and any other persons, pursuant to which they were appointed to their positions. There are no current or proposed transactions between us and these individuals or their immediate family members that would require disclosure under Item 404(a) of Regulation S-K promulgated by the SEC.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC.

Date: April 2, 2024	By:	/s/ Todd E. Telesz
Todd E. Telesz
Senior Vice President/Chief Financial Officer